UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 20, 2008

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CAPITAL RESOURCE ALLIANCE INC.

(Name of Small Business issuer in its charter)

          Colorado                                          000-51249                                       20-5966439

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

1013-1ST AVENUE NW, CALGARY, AB T2N 0A8

 (Address of principal executive offices)

                                                                      (403) 827-7936

(Registrant’s telephone number)

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Item 8 01. Other Events

On November 20, 2008 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the authorized and issued and outstanding common shares on a three to one (3 – 1) basis bringing the total common shares issued and outstanding to and authorized common shares to 300,000,000

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 November 20, 2008 Minutes of The Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL RESOURCE ALLIANCE INC.

/s/ Frederick Fitzgerald

Secretary, Treasurer and Director

November 20, 2008